Exhibit 99.1

FOR IMMEDIATE RELEASE  -

VillageEDOCS Completes Acquisition of GoSolutions

Combined Company Refines How Companies Exchange Critical Business Information

TUSTIN, California - May 2, 2006 - VillageEDOCS (OTCBB: VEDO) today announced the completion of its acquisition of GoSolutions, Inc.  The closing of the transaction took place on April 28, 2006 and the acquisition became effective May 1, 2006.  The acquisition will strengthen VillageEDOCS' standing in the marketplace, while opening several new lines of business and creating significant new re-occurring revenue opportunities.  The deal also represents a major opportunity for GoSolutions to advance its leadership in business communications and provide new customer-centric industry solutions.

"Delivery of critical business information between enterprises is at the heart of commerce and community," said Mason Conner, Chief Executive Officer of VillageEDOCS. "By combining GoSolutions' capabilities and ours, we have enhanced our ability to drive customer value for new and existing customers."

"Our vision for GoSolutions has always been to build the world's best communications business and revolutionize the ease with which businesses can communicate," said Thor Bendickson, GoSolutions' President. "We can't think of a better opportunity to fulfill this vision than joining the VillageEDOCS family of companies."

We are pleased to report that GoSolutions' 2005 (unaudited) income from operations was $714,996 on net revenue of $6,996,534.  VillageEDOCS' 2005 income from operations was $125,186 on net revenue of $8,768,446.  Had the acquisition been in effect throughout all of 2005, the unaudited net revenue of VillageEDOCS and GoSolutions would have been $15,764,980.  Accordingly, we expect the acquisition of GoSolutions to have a significant and positive effect on our results for the second, third and fourth quarters of 2006.  For more information, please review the 8-K to be filed with the U.S. Securities and Exchange Commission regarding this transaction.

Management of VillageEDOCS includes executives from both organizations. Mason Conner continues as Chief Executive Officer and Jerry Kendall as President of VillageEDOCS. Thor Bendickson will serve as President of GoSolutions and Chief Technology Officer of VillageEDOCS.

About GoSolutions

GoSolutions Enhanced Services Platform (ESP) offers a robust, flexible and cost-effective means of delivering leading edge, speed-to-market Business Information Delivery solutions. GoSolutions' services are specifically targeted to meet the unique demands of small and large Service Providers (SPs) and Direct Sales Organizations (DSOs)

About VillageEDOCS

VillageEDOCS, through our MessageVision subsidiary, is a leading provider of comprehensive business-to-business business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations.  Through our Tailored Business Systems subsidiary, we provide accounting and billing solutions for county and local governments.  Through our Resolutions subsidiary, we provide products for document management, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, and document archiving.  For further information, visit our website at www.villageedocs.com.

Contact Information: Michael Richard  Phone: 714.734.1030, Fax: 714.734.1040, email: info@villageEDOCS.com, Corporate Website: www.villageedocs.com   Service Website: www.villagefax.net

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release, including, without limitation, those relating to our belief regarding the benefits to the Company, its stockholders or clients that we expect to be realized from the acquisition of GoSolutions, our belief about our standing in the marketplace, our expectations about new revenue opportunities, and our expectations regarding improvements in the long-term value of the Company are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein.  These include uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company.  Achieving the full benefit of the acquisition will depend in part on the integration of technology, operations and personnel, GoSolutions and the Company have limited operating histories which makes financial forecasting and evaluation of the combined company's businesses difficult, trading in the Company's common stock is limited, and marketability of the stock is restricted by penny stock regulations and the fact that our common stock is traded on the OTCBB. The Company assumes no obligation to update or alter the information in this press release.  Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.